SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
May 19, 2006
Date of Report (Date of earliest event reported)
PSB BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-24601	23-293074

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1835 Market Street Philadelphia, PA	19103

(Address of principal executive offices)	(Zip Code)
(215) 979-7900
Registrant’s telephone number, including area code
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective May 19, 2006, the employment of Frank Borrelli has been terminated. Mr. Borrelli was the Chief Operating Officer of First Penn Bank, a wholly-owned subsidiary of PSB Bancorp, Inc. Mr. Borrelli has advised the Company that he intends to pursue other career opportunities.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB Bancorp, Inc.
By:	/s/ Anthony DiSandro
Anthony DiSandro,
President, Chief Executive Officer

Dated: May 22, 2006